Exhibit 99.B(h)(1)(v)

AMENDMENT NO. 4

TO

TRANSFER AGENCY & SHAREHOLDER SERVICES AGREEMENT

This Amendment No. 4 to Transfer Agency & Shareholder Services Agreement, dated as of July 30, 2021 (“Effecitive Date”) (“Amendment No. 4”), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”), Pacific Life Insurance Company (“Pacific Life”) and Pacific Funds Series Trust (“Trust”), on its own behalf and on behalf of each of series of the Trust listed on the Schedule B attached to this Amendment No. 4 (Trust and each series are, individually, a “Fund” and, collectively, the “Funds”).

Background

BNYM, Pacific Life and the Trust previously entered into the Transfer Agency & Shareholder Services Agreement, dated as of July 1, 2020 (the “Agreement”), as amended from time to time. The aforementioned parties intend that the Agreement be further amended in accordance with the terms of this Amendment No. 4.

Terms

In consideration of the mutual covenants contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties intending to be legally bound agree as set forth above and as follows:

1.       Modifications to Agreement. The Agreement is amended as follows:

Schedule B, containing the list of Funds, is deleted and replaced in its entirety with the Schedule B attached to this Amendment No. 4, dated as of July 30, 2021 between BNYM, Pacific Life and the Trust.

2.       Remainder of Agreement. Except as explicitly amended by this Amendment No. 4, the terms and provisions of the Agreement are hereby ratified, declared and remain in full force and effect.

3.       Governing Law. The governing law provision of the Agreement shall be the governing law provision of this Amendment No. 4.

4.       Entire Agreement. This Amendment No. 4 constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

5.       Signatures; Counterparts. This Amendment No. 4 may be executed in one more counterparts and such execution may occur by manual signature on a copy of the Amendment No. 4 physically delivered, on a copy of the Amendment No. 4 transmitted by facsimile transmission or on a copy of the Amendment No. 4 transmitted as an imaged document attached to an email, or by “Electronic Signature,” which is hereby defined to mean (i) an image of a signature of each party's representative inserted into an electronic copy of this Amendment No. 4 through one party's license to use the DocuSign system (or other similarly licensed electronic system agreed to by the parties) or (ii) an image, graphic representation or symbol of a signature inserted into an electronic copy of the Amendment No. 4 by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment No. 4 or of executed signature pages to counterparts of this Amendment No 4, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment No. 4 and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment No. 4.

IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment No. 4 to the Agreement to be executed as of the Effective Date by its duly authorized representative designated below. An authorized representative, if executing this Amendment No. 4 by Electronic Signature, affirms authorization to execute this Amendment No. 4 by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

BNY MELLON INVESTMENT SERVICING (US) INC.

By:	/s/ Robert Jordan
Name:	Robert Jordan
Title:	Director, Client Service Delivery

PACIFIC LIFE INSURANCE COMPANY	PACIFIC FUNDS SERIES TRUST
On behalf of each Fund, each in its individual and separate capacity

By:	/s/ Howard T. Hirakawa	By:	/s/ Howard T. Hirakawa
Name:	Howard T. Hirakawa	Name:	Howard T. Hirakawa
Title:	Senior Vice President	Title:	Senior Vice President

SCHEDULE B

THIS SCHEDULE B, amended and restated effective as of July 30, 2021, is Schedule B to that certain Transfer Agency & Shareholder Services Agreement, dated as of July 1, 2020; Amendment No. 1, dated as of July 31, 2020; Amendment No. 2, dated December 14, 2020; and Amendment No. 3, dated March 1, 2021, by and among BNY Mellon Investment Servicing (US) Inc. and each of Pacific Life Insurance Company and Pacific Funds Series Trust, on its own behalf and on behalf of each Fund of Pacific Funds Series Trust listed below on this Schedule B.

FUND

Pacific Funds SM Portfolio Optimization Aggressive-Growth
Pacific FundsSM Portfolio Optimization Conservative
Pacific Funds SM Portfolio Optimization Growth
Pacific Funds SM Portfolio Optimization Moderate
Pacific Funds SM Portfolio Optimization Moderate-Conservative

Pacific Funds SM Core Income
Pacific Funds SM Floating Rate Income
Pacific Funds SM High Income
Pacific Funds SM Short Duration Income
Pacific Funds SM Strategic Income
Pacific Funds SM Ultra Short Income
Pacific Funds SM ESG Core Bond
Pacific Funds SM ESG Low Duration (1)

Pacific Funds SM Small-Cap
Pacific Funds SM Small-Cap Value
Pacific Funds SM Small/Mid-Cap

PF Small-Cap Growth Fund
PF Emerging Markets Debt Fund
PF Emerging Markets Fund
PF Growth Fund
PF Inflation Managed Fund
PF International Large-Cap Fund
PF International Small-Cap Fund
PF International Value Fund
PF Large-Cap Value Fund
PF Managed Bond Fund
PF Multi-Asset Fund
PF Real Estate Fund
PF Short Duration Bond Fund
PF Small-Cap Value Fund

1 Fund being added pursuant to this amended schedule.

3